                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          TELCOM SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 [TELCOM LOGO]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TelCom Semiconductor, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 15, 1999, at 2:00 p.m., local time, at the Company's offices located at 1300 Terra Bella Avenue, Mountain View, California, for the following purposes:

     1. To elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To amend the Company's 1994 Stock Option Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares to an aggregate of 5,300,000 shares.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the 1999 fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on February 24, 1999 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.


                                    FOR THE BOARD OF DIRECTORS


                                    Robert G. Gargus
                                    Secretary
Mountain View, California
March 9, 1999

--------------------------------------------------------------------------------
           IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
             YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                          TELCOM SEMICONDUCTOR, INC.
                            1300 TERRA BELLA AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94039

                           PROXY STATEMENT FOR 1999

                        ANNUAL MEETING OF STOCKHOLDERS


     The enclosed Proxy is solicited on behalf of the Board of Directors of TelCom Semiconductor, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 15, 1999 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices located at 1300 Terra Bella Avenue, Mountain View, California.

     The proxy solicitation materials were mailed on or about March 9, 1999 to all stockholders of record on February 24, 1999.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Record Date and Voting Securities

     Stockholders of record at the close of business on February 24, 1999 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. At the record date, 14,436,372 shares of the Company's Common Stock, $0.001 par value per share, were issued and outstanding and entitled to vote at the meeting.

Voting and Solicitation

     Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one (1) vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not effect the outcome of the voting on a proposal.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals

          Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2000, stockholder proposals must be received by the Secretary of the Company no later than November 10, 1999, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          In addition, the Company's Bylaws establish an advance notice procedure with regard to stockholder nominations for the election of directors. For nominations to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company at least 90 days in advance of the annual meeting, which notice must contain specified information concerning the nominee. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to TelCom Seminconductor, Inc., 1300 Terra Bella Avenue, Mountain View, California 94039,
Attention:  Corporate Secretary.

          The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than January 24, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

     A board of four (4) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

     The four (4) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

The Board of Directors Recommends that the Stockholders Vote "For" the Nominees Listed Below:


               Name                      Age                       Principal Occupation
----------------------------------   -----------  ---------------------------------------------------
Phillip M. Drayer.................       53        Chief Executive Officer, President and Director of
                                                   the Company
T. Peter Thomas...................       52        General Partner, Institutional Venture Partners
Donald E. Fowler..................       61        Consultant
Frank Gill........................       55        Director of the Company

     Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five (5) years. There is no family relationship among any directors or executive officers of the Company.

     Phillip M. Drayer has been Chief Executive Officer, President and a director of the Company since the Company commenced operations in December 1993. From 1990 through 1993, Mr. Drayer was President and Chief Executive Officer of the Teledyne Components division of Teledyne, Inc. From 1980 to 1990, he was President and Chief Executive Officer of EPI Technologies, a semiconductor testing company, and from 1976 and 1979, he was Manufacturing Manager at Mostek, a semiconductor manufacturer. Mr. Drayer earned his B.S.E.E. degree from Lamar University and his J.D. degree from South Texas College of Law. Mr. Drayer is a member of the Texas bar.

     T. Peter Thomas has served as a director of the Company since June 1994. Mr. Thomas is a general partner of Institutional Venture Management III, IV, V, VI and VII, the General Partners of Institutional Venture Partners III, IV, V, VI and VII, respectively, all of which are venture capital funds. Mr. Thomas has been a general partner with Institutional Venture Partners since 1985. He received his B.S.E.E. degree from Utah State University and his M.S. in Computer Science from the University of Santa Clara. Mr. Thomas is also a director of Atmel Corporation.

     Donald E. Fowler has served as a director of the Company since January 1998. Since August 1998, he has been a consultant. From 1996 to 1998, Mr. Fowler was President and Chief Executive Officer of eT Communications, an early stage company which supplies home-based transaction processing systems to enable delivery of multiple information services to homes and small businesses. From 1986 to 1996, he was a Senior Vice President and Executive Committee Member of Tandem Computer Corporation, a computer company. Prior to 1986, Mr. Fowler held executive positions at Bechtel Corporation and IBM. He earned his B.S. degree and M.B.A. degree from the University of Washington. He is also a director of and ECCS Corporation. Mr. Fowler also serves as Chairman of the President's Cabinet at Cal Poly University in San Luis Obispo, California.

     Frank Gill has served as a director of the Company since January 1998. From 1989 to 1998, Mr. Gill was an Executive Vice President of Intel Corp., a semiconductor company. From 1997 to 1998, he was in charge of the Small Business and Networking Group. From 1995 to 1997, he was in charge of the Internet and Communications Group. From 1990 to 1995, Mr. Gill was in charge of the Intel Products Group. From 1987 to 1990, he headed Intel's North American Sales Force. From 1986 to 1975, Mr. Gill held various managerial positions in the sales department of Intel. He is also a director of Sequent Computer Systems and Inktomi Inc. He earned his B.S.E.E. degree from the University of California at Davis.

Board Meetings and Committees

     The Board of Directors of the Company held seven (7) meetings during fiscal 1998.

     The Audit Committee, which consists of Messrs. Donald Fowler, Frank Gill and Peter Thomas, held two (2) meetings during fiscal 1998. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent accountants, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its independent accountants.

     The Compensation Committee, which consists of Messrs. Gill and Thomas, held three (3) meetings during fiscal 1998. Mr. Fowler also served on the Compensation Committee from January 23, 1998 to October 21, 1998. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plan and employee stock purchase plan.

     The Board of Directors currently has no nominating committee or committee performing a similar function.

     Each director attended all of (i) the meetings of the Board of Directors held during fiscal 1998 and (ii) the meetings held by all committees of the Board of Directors during fiscal 1998 on which such director served.

Compensation of Directors

     In fiscal 1998, each non-employee director received $500 for each Board meeting attended. Mr. Gill elected not to receive Board fees for fiscal 1998. Non-employee directors also participate in the Company's 1996 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director who joins the Board will automatically be granted a non-statutory option to purchase 12,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each non-employee director will automatically receive a non-statutory option to purchase 3,000 shares of Common Stock upon such director's annual re-election to the Board, provided the director has been a member of the Board for at least six (6) months upon the date of re-election. The exercise price of each option granted under the Director Plan must be equal to the fair market value of the Common Stock on the date of grant. The 12,000 share grant vests at the rate of twenty five percent (25%) of the option shares upon the first anniversary of the date of grant and as to twenty-five percent (25%) of the shares each year thereafter and the 3,000 share grant vests monthly over a twelve (12) month period. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner, whether upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. In fiscal 1998, Mr. Thomas was granted an option to purchase 3,000 shares of Common Stock under the Director Plan at an exercise price of $10.375 per share. In addition, upon their initial election to the Board in January 1998, Messrs. Gill and Fowler were each granted an option to purchase 12,000 shares of Common Stock under the Director Plan at an exercise price of $8.625 per share.


                                 PROPOSAL TWO

                APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1994 Stock Option Plan (the "Option Plan"). A total of 4,300,000 shares of Common Stock are presently reserved for issuance under the Option Plan. In January 1998, the Board of Directors approved an amendment to the Option Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Option Plan to 5,300,000.

     As of February 24, 1999, there were 387,735 shares available for future issuance under the Option Plan.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Option Plan to 5,300,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate, attract and retain key employees.

     For a description of the principal features of the Option Plan, see "Appendix A--Description of 1994 Stock Option Plan."

Vote Required; Recommendation of Board of Directors

     The approval of the amendment to the Option Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                PROPOSAL THREE

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLC, independent accountants, to audit the financial statements of the Company for the 1999 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. PricewaterhouseCoopers LLC has audited the Company's financial statements since the Company's inception. A representative of PricewaterhouseCoopers LLC is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required; Recommendation of Board of Directors

     The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE 1999 FISCAL YEAR.


                            ADDITIONAL INFORMATION

Principal Share Ownership

     As of February 24, 1999, the following persons were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                           Name                               Number                Percent
      ----------------------------------------------   --------------------    -----------------
      Institutional Venture Partners................         3,027,834               21.0%
      T. Peter Thomas
      3000 Sand Hill Road
      Building 2, Suite 290
      Menlo Park, CA 94025(1)

      Phillip M. Drayer.............................         1,091,750                7.6
      TelCom Semiconductor, Inc.
      1300 Terra Bella Avenue
      Mountain View, CA 94035

-------------------
(1) Includes 2,931,037 shares held by Institutional Venture Partners VI ("IVP"), 60,377 shares held by Institutional Venture Management VI ("IVM") and 27,420 shares held by Institutional Venture Partners Founders Fund I ("IVPF"). IVM is the general partner of IVP and IVPF. Mr. Thomas is a general partner of IVM. Mr. Thomas disclaims beneficial ownership of all such shares, except as to the pecuniary interest therein arising from his interest in such funds. Also includes 9,000 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of February 24, 1999 held by Mr. Thomas.

Security Ownership of Management

     The following table sets forth the beneficial ownership of the Company's Common Stock as of February 24, 1999 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer, the four (4) other most highly compensated executive officers of the Company for fiscal 1998 and one (1) former executive officer of the Company (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all current directors and executive officers as a group:


                                                              Number of            Percent of
                          Name                                 Shares                Total
      ----------------------------------------------    --------------------    ----------------
      Phillip M. Drayer.............................          1,091,750               7.6%
      Edward Browder................................              5,625                *
      Donald R. Herman(1)...........................             25,523                *
      Edward D. Mitchell(2).........................            121,523                *
      Dan Riordan...................................              2,505                *
      Kenneth J. Rose(3)............................             68,254                *
      T. Peter Thomas(4)............................          3,029,934              21.0
      Donald E. Fowler..............................              2,000                *
      Frank Gill....................................             10,000                *
      All executive officers and directors as a
      group (8 persons) (5).........................          4,354,609              29.8

--------------------------
*  Less than 1%

(1) Includes 20,204 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of February 24, 1999.

(2) Includes 79,523 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of February 24, 1999.

(3) Includes 51,633 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of February 24, 1999.

(4) Includes 9,000 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of February 24, 1999. Also includes 3,018,834 shares held by funds affiliated with Institutional Venture Partners and 2,100 shares held by Mr. Thomas' wife. Mr. Thomas disclaims beneficial ownership of all shares held by such funds, except as to the pecuniary interest therein arising from his interest in such funds. See "Principal Share Ownership."

(5) Includes 160,360 shares issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days of February 24, 1999. Also includes 3,018,834 shares held by funds affiliated with Institutional Venture Partners. See note (4) above.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid to the Named Executive Officers during the Company's last three fiscal years.


                          Summary Compensation Table


                                                                                                      Long-Term
                                                                                                     Compensation
                                                                                                        Awards
                                                                                                    ---------------
                                                                    Annual Compensation (1)           Securities
                                                   Fiscal      ---------------------------------      Underlying
         Name and Principal Position                Year           Salary              Bonus            Options
---------------------------------------------    ----------    ---------------    --------------    ---------------
Phillip M. Drayer............................       1998           $224,629           $45,000           175,000
 Chief Executive Officer and President              1997            210,970                --                --
                                                    1996            185,799                --                --

Edward Browder (2)...........................       1998            107,309            40,000           165,000
 Vice President, Manufacturing Operations
 and Chief Operating Officer

Donald R. Herman (3).........................       1998            134,243            20,000            90,000
 Vice President, Human Resources and                1997             99,524                --            42,000
 Information Technology

Edward D. Mitchell...........................       1998            154,234            30,000            65,000
 Vice President, Engineering and Chief              1997            139,629                --            67,500
 Technical Officer                                  1996            111,259                --            40,000

Dan Riordan (4)..............................       1998            145,648            20,000           180,000
 Former Vice President, World Wide Sales and
 Marketing

Kenneth J. Rose..............................       1998            115,846            12,500            15,000
 Chief Accounting Officer and Corporate             1997            114,094                --            22,400
 Controller                                         1996            102,911                --            20,000

-------------------
(1) Excludes perquisites and other personal benefits which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer during any fiscal year.

(2)  Mr. Browder joined the Company in April 1998.

(3)  Mr. Herman joined the Company in February 1997.

(4) Mr. Riordan joined the Company in January 1998 and left the Company in November 1998.

Option Information

       The following tables set forth information regarding stock options granted to the Named Executive Officers during fiscal 1998, as well as options held by such officers as of January 1, 1999, the last day of the Company's 1998 fiscal year.

                       Option Grants In Last Fiscal Year


                                                                                               Potential Realizable Values of
                                                                                                  Assumed Annual Rates of
                                                                                                  Stock Price Appreciation
                                                      Individual Grants (1)                    (through Expiration Date) (2)
                                   -------------------------------------------------------     ------------------------------
                                                % of Total
                                    Options       Option      Exercise Price    Expiration        5% Per          10% Per
Name                                Granted       Grants         ($/Sh)(3)         Date            Year             Year
-------------------------------    ---------    ----------    --------------    ----------     ------------     ------------
Phillip M. Drayer..............     100,000        4.2%           $4.313         06/19/08        $300,070         $760,439
                                     75,000        3.1             2.938         10/21/08         138,553          351,121

Edward Browder.................     125,000        5.2             4.313         06/19/08         339,013          859,127
                                     40,000        1.7             2.938         10/21/08          73,895          187,265

Donald R. Herman...............      25,000        0.6             4.313         06/19/08          67,803          171,825
                                     25,000        0.6             4.313         06/19/08          67,803          171,825
                                     15,000        1.0             3.750         07/22/08          35,375           89,648
                                     25,000        0.6             2.938         10/21/08          46,184          117,040

Edward D. Mitchell.............      25,000        1.0             3.750         07/22/08          58,958          149,414
                                     40,000        1.7             2.938         10/21/08          73,895          187,265

Dan Riordan....................     100,000        4.2             4.313         06/19/08         271,210          687,301
                                     40,000        1.7             3.750         07/22/08          94,334          239,061
                                     40,000        1.7             2.938         10/21/08          73,895          187,264

Kenneth J. Rose................      15,000        0.6             2.938         10/21/08          27,711           70,224

--------------------
(1) Each of these options was granted pursuant to the Option Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a four year period at a rate of one-fourth of the shares on the first anniversary of the date of grant and 1/36th of the remaining shares per month thereafter.

(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall stock market conditions and the option holders' continued employment through the vesting period.

(3) In June 1998, the Company's Board of Directors approved an option exchange program whereby all employees that held options with exercise prices in excess of $4.313 per share were offered the opportunity to exchange such options for new options at $4.313 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be June 19, 1998. The information in the above table reflects the option exchange program.

              Aggregated Option Exercises In Last Fiscal Year And
                         Fiscal Year-End Option Values


                                                                       Number of Unexercised         Value of Unexercised Options
                                        Shares                       Options at Fiscal Year End         at Fiscal Year End (1)
                                     Acquired on        Value        --------------------------     ------------------------------
Name                                   Exercise        Realized        Unvested        Vested         Unvested           Vested
-------------------------------     -------------     ----------     -----------     ----------     ------------      ------------
Phillip M. Drayer..............             --              --          175,000             --       $    -- (2)        $    --
Edward Browder.................             --              --          165,000             --            -- (2)             --
Donald R. Herman...............             --              --          114,292         17,708            -- (2)             -- (2)
Edward D. Mitchell.............         10,000         $81,300          126,720         70,780            -- (2)             -- (2)
Dan Riordan....................             --              --               --             --            --                 --
Kenneth R. Rose................             --              --           38,881         47,582            -- (2)         50,606

--------------------
(1) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on December 31, 1998 of $3.625 per share.

(2) The exercise price of these options exceeded the closing price of the Company's Common Stock on December 31, 1998.

Ten Year Option Repricings

     The following table sets forth certain information with respect to the Company's exchange of outstanding options with certain of its officers in January 1996 and June 1998. For further information with respect to such option exchanges, see "Report of the Compensation Committee of the Board of Directors."


                                                                                                                Length of
                                                   Securities                                                Original Option
                                                   Underlying      Market Price of         Exercise          Term Remaining
                                                    Options        Stock at Time of      Price at Time        (In Years) at
Name                                    Date        Repriced        Repricing (1)        of Repricing       Time of Repricing
---------------------------------     --------    ------------     ----------------      -------------      -----------------
Phillip M. Drayer................      6/19/98        100,000               $4.313             $9.625               10
Edward Browder...................      6/19/98        125,000                4.313              8.813               10
Donald R. Herman.................      6/19/98          2,000                4.313              7.875                9
                                       6/19/98         25,000                4.313              9.625               10
                                       6/19/98         25,000                4.313              8.500               10
Edward D. Mitchell...............      6/19/98         10,000                4.313              8.375                9
                                       6/19/98          7,500                4.313              7.875                9
Dan Riordan......................      6/19/98        100,000                4.313              7.875               10
Kenneth J. Rose..................      6/19/98          4,400                4.313              7.875                9
                                       1/29/96          7,000                4.875              8.750                9

--------------------
(1) The market price of the Company's stock at time of repricing is the new exercise price of each such option.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee (the "Committee") currently consists of Messrs.
Gill and Thomas, neither of whom is an officer or employee of the Company.   Mr.
Fowler also served on the Compensation Committee from January 23, 1998 to October 21, 1998. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. In November 1995, the Company entered into certain agreements with IC WORKS, Inc., a privately-held company located in San Jose, California. In fiscal 1998, the Company purchased semiconductor wafers from IC WORKS in the amount of $363,000. The Company no longer purchases wafers from IC WORKS. During fiscal 1998, Peter Thomas was a director of the Company and of IC WORKS. In addition, venture capital funds affiliated with Mr. Thomas are principal shareholders of IC WORKS.

Report of the Compensation Committee of the Board of Directors

     The Committee currently consists of Messrs. Gill and Thomas, neither of
whom is an officer or employee of the Company.   Mr. Fowler also served on the
Committee from January 23, 1998 to October 21, 1998. The Committee sets, reviews and administers the Company's executive compensation program. The role of the Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock option plan and employee stock purchase plan. The Company's Board of Directors reviews and approves all stock option grants to employees and all executive officer base salaries and any cash bonus payments to the executive officers.

     The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to mesh executive and stockholder interests through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance.

     At this time in the Company's growth, the Committee has determined that the most effective means of compensation are base salaries, cash bonuses, profit sharing and long-term incentives through the Company's stock option program.

     Base Salary. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. During fiscal 1998, salaries for executive officers were increased by 0% to 10%. For fiscal 1998, the Chief Executive Officer's annual salary was increased to $250,000 from $220,00 in fiscal 1997. However, in July 1998, the Chief Executive Officer agreed to reduce his salary to $200,000.

     Stock Options. Under the Company's Option Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. The size of any annual stock option awards is based primarily on an individual's performance and responsibilities. The Committee believes stock option grants are an effective method of ensuring that the executive is taking a longer term view of the Company's performance and that the executive's and the stockholder's interests are in alignment.

     In June 1998, the Company's Board of Directors approved an option exchange program whereby all employees that held options with exercise prices in excess of $4.313 per share were offered the opportunity to exchange such options for new options at $4.313 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be June 19, 1998. The Board undertook this action in light of the then recent reduction in the trading price of the Company's Common Stock and in consideration of the importance to the Company of retaining its employees by offering them appropriate equity incentives. The Board also considered the highly competitive environment for obtaining and retaining qualified employees and the overall benefit to the Company's stockholders from a highly motivated group of employees.

     Cash Bonuses. In fiscal 1998, the Board approved bonuses for the Company's executive officers. These bonuses ranged from $5,000 to $45,000 and were based on achievement of Company and individual performance goals. The Chief Executive Officer received a bonus of $45,000. Although such bonuses were accrued in fiscal 1997, they were paid in fiscal 1998.

     Profit Sharing. In fiscal 1996, the Board of Directors approved a profit sharing program which provides that 4% of the Company's pre-tax profit will be distributed to all employees of the Company. The amount received by each employee is determined based on the proportion of the Company's overall payroll represented by each such employee's compensation.

     Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company matches annual contributions under the 401(k) plan up to a maximum of $1,500. The maximum amount of the matching contribution was increased to $2,000 for fiscal 1998.

     The Company's Chief Executive Officer does not receive any other special or additional compensation other than as described above.

     The Committee has considered the potential impact of Section 162(m) of the Code, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option Plan will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                             Compensation Committee of the Board of Directors

                             Frank Gill
                             T. Peter Thomas

Comparison of Total Cumulative Stockholder Return

     The following graph sets forth the Company's total cumulative stockholder return compared to the Standard & Poor's 500 Index and the Standard & Poor's Semiconductor Index for the period July 28, 1995 (the date of the Company's initial public offering) through December 31, 1998. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard & Poor's 500 Index and the stocks represented in the Standard & Poor's Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.



                        [PERFORMANCE GRAPH APPEARS HERE]


                                                                                     S&P
                                                Telcom             S&P          Semiconductor
                                            Semiconductor       500 Index           Index
                                            -------------      -----------      -------------
           07/28/95                             $100               $100              $100
           09/31/95                               82                104                97
           12/31/96                               52                109                75
           03/31/96                               37                115                71
           06/30/96                               37                119                82
           09/30/96                               34                122               103
           12/31/96                               29                132               136
           03/31/97                               35                134               150
           06/30/97                               54                157               153
           09/30/97                               96                168               198
           12/31/97                               56                172               145
           3/31/98                                65                196               164
           6/30/98                                37                201               155
           9/30/98                                18                181               171
           12/31/98                               26                218               243

                             CERTAIN TRANSACTIONS

     Effective October 21, 1998, the Company entered into an Executive Retention Agreement with Phillip Drayer, the Company's Chief Executive Officer and President. The agreement provides that in the event the executive's employment with the Company is terminated as a result of an Involuntary Termination (as defined in the agreement), the executive shall receive a payment equal to the greater of 12 months base salary or $250,000. In such event, the executive is also entitled to continuation of his employee benefits coverage for up to 12 months. In addition, in the event of a Change of Control of the Company (as defined in the agreement), the executive shall vest and be able to exercise any stock options granted by the Company to Executive on or prior to October 21, 1998 for all shares subject to the options, including shares which would not otherwise be vested or exercisable.

     Effective October 21, 1998, the Company entered into an Executive Retention Agreement with Robert Gargus, the Company's Chief Financial Officer. The agreement provides that in the event the executive's employment by the Company is terminated as a result of an Involuntary Termination (as defined in the agreement) occurring within 12 months following a Change of Control of the Company (as defined in the agreement) the executive shall receive a payment equal to 12 months base salary. In such event, the executive is also entitled to continuation of his employee benefits coverage for up to 12 months. In addition, in the event of a Change of Control of the Company (as defined in the agreement), the executive shall vest and be able to exercise any stock options granted by the Company to Executive on or prior to October 21, 1998 for all shares subject to the options, including shares which would not otherwise be vested or exercisable.

     Effective October 21, 1998, the Company entered into Executive Retention Agreements with Edward Browder, Donald Herman and Edward Mitchell, executive officers of the Company. The agreements provide that in the event the executive's employment by the Company is terminated as a result of an Involuntary Termination (as defined in the agreement), occurring within 12 months following a Change of Control of the Company (as defined in the agreement) the executive shall receive a payment equal to 12 months base salary. In such event, the executive is also entitled to continuation of his employee benefits coverage for up to 12 months. In addition, in the event of a Change of Control of the Company (as defined in the agreement), the executive shall vest and be able to exercise any stock options granted by the Company to Executive prior to October 21, 1998 for all shares subject to the options, including shares which would not otherwise be vested or exercisable.

     Since October 21, 1998, Mr. Fowler has served as a consultant to the Company with respect to marketing and strategic matters at a cost of $10,000 per month. In connection with such services, Mr. Fowler was granted a nonstatutory option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $2.94 per share. The option vests as to 25% of the shares subject to the option on the first anniversary of the date of grant and as to an additional 1/48th of the shares subject to the option at the end of each month thereafter provided that the option shall vest immediately upon the completion of certain business milestones.

     In November 1995, the Company entered into certain agreements with IC WORKS, Inc., a privately-held company located in San Jose, California. In fiscal 1998, the Company purchased semiconductor wafers from IC WORKS in the amount of $363,000. The Company no longer purchases wafers from IC WORKS. During fiscal 1998, Peter Thomas was a director of the Company and of IC WORKS. In addition, venture capital funds affiliated with Mr. Thomas are principal shareholders of IC WORKS.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1998 all Section 16 filing requirements were met.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.


                                    THE BOARD OF DIRECTORS

Mountain View, California
March 9, 1999

                                  APPENDIX A

                   DESCRIPTION OF THE 1994 STOCK OPTION PLAN

     General. The Company's 1994 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors and approved by the stockholders in February 1994. The Option Plan authorizes the Board, or one or more committees which the Board may appoint from among its members (the "Committee"), to grant stock options. Prior to the proposed amendment to the Option Plan to be voted on at the Annual Meeting, a total of 4,300,000 shares of Common Stock has been reserved for issuance under the Option Plan. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or the Committee.

     Purpose. The general purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

     Administration. The Option Plan may be administered by the Board or the Committee. Subject to the other provisions of the Option Plan, the Board has the authority to: (i) determine the fair market value of the stock; (ii) approve forms of agreement for use under the Plan; (iii) select the persons to whom options are to be granted; (iv) determine the number of shares to be made subject to each option; (v) determine whether and to what extent options are to be granted; (vi) prescribe the terms and conditions of each option (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory option and the provisions of the stock option or stock purchase agreement to be entered into between the Company and the grantee); and
(vii) reduce the exercise price of an option to the then current fair market value. All decisions, interpretations and other actions of the Committee shall be final and binding on all holders of options and on all persons deriving their rights therefrom.

     Eligibility. The Option Plan provides that options may be granted to the Company's Employees and Consultants (as such terms are defined in the Option
Plan). Incentive stock options may be granted only to Employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     (a) Exercise Price. The Board or Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted and the exercise price of a nonstatutory stock option must not be less than 85% of the fair market value of the Common Stock on the date the option is granted. Generally, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The Nasdaq National Market on the last market trading day prior to the date of determination.

     (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from the sale or loan proceeds, reduction in the amount of any Company liability to the optionee, authorization for the Company to retain the number of shares having a fair market value on the date of exercise equal to the exercise price, or by a combination thereof.

     (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than ten (10) years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five (5) years from the date of grant.

     (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), the optionee may exercise his or her option, but only within such period of time as is determined by the Board or Committee at the time of grant (such period not to exceed ninety (90) days in the case of an Incentive Stock Option) from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). To the extent that the optionee was not entitled to exercise an option at the date of such termination, and to the extent that the optionee does not exercise such option (to the extent otherwise so entitled) within the time permitted, the option shall terminate.

     (e) Permanent Disability. If an employee is unable to continue employment with the Company as a result of disability, then all options held by such optionee under the Option Plan shall expire upon the earlier of (i) six (6) months after the date of termination of the optionee's employment or (ii) the expiration date of the option. However, if such disability is not a disability as defined in Section 22(e)(3) of the Code, then any incentive stock options shall convert into nonstatutory stock options after three (3) months. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

     (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) twelve (12) months after the optionee's death or (ii) the expiration date of the option. The executor or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

     (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed ten (10) years from the date of grant. No options may be exercised by any person after the expiration of its term.

     (h) Nontransferability of Options. During an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

     (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

     (j) Rule 162(m) Limitation. The Option Plan provides that no employee shall be granted, in any fiscal year of the Company, options to purchase more than 250,000 shares of Common Stock.

     Stock Withholding. The administrator may allow optionees to satisfy their withholding obligations by electing to have a certain number of shares of stock withheld by the Company which would otherwise be received pursuant to the exercise of the option.

     Adjustment Upon Change in Capitalization, Change in Control. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Option Plan, the number of shares of stock subject to any option or right outstanding under the Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment will be made by the Board, whose determination shall be conclusive.

     In connection with any merger, consolidation, acquisition of assets or like event involving the Company, each outstanding option and right may be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, the option will terminate.

     Amendments, Suspensions and Termination of the Option Plan. The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in 2004.

     Federal Tax Information for Option Plan. Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two (2) years after grant of the option and one (1) year after exercising the option, any gain or loss will be treated as long term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

     Option Plan Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Option Plan. The following table sets forth the dollar amount and the number of shares granted under the Option Plan during the last fiscal year to
(i) each of the Company's Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group:

                          OPTION PLAN BENEFITS TABLE

                                                                     Number of         Value of
                                                                      Shares            Shares
Name                                                                 Granted          Granted(1)
-------------------------------------------------------------      ------------      ------------
Phillip M. Drayer............................................         175,000         $  651,563
Dan Riordan..................................................         180,000            698,820
Edward Browder...............................................         165,000            656,563
Donald R. Herman.............................................          90,000            345,314
Edward D. Mitchell...........................................          65,000            211,250
Kenneth J. Rose..............................................          15,000             44,063
All executive officers as a group (8 persons)................         690,000          2,607,573
All non-employee directors as a group (3 persons) (2)........          50,000            146,900
All employees other than executive officers as a group.......       1,082,343          8,896,257

--------------------
(1) The dollar value of option grants under the Option Plan was computed by multiplying the number of shares granted times the exercise price of the option. All options granted under the Option Plan were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2) This option was granted to Donald Fowler on October 21, 1998 in connection with Mr. Fowler's consulting services to the Company.

                          TELCOM SEMICONDUCTOR, INC.
                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Phillip M. Drayer and Robert G. Gargus, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of TelCom Semiconductor, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices located at 1300 Terra Bella Avenue, Mountain View, California, on Thursday, April 15, 1999 at 2:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side hereof or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company's 1994 Stock Option Plan, FOR the appointment of Price Waterhouse LLP as independent accountants and in accordance with their discretion on such other matters that may properly come before the meeting.


              THE DIRECTORS RECOMMEND A "FOR" VOTE ON EACH ITEM.


                 (Continued and to be signed on reverse side)

-----------------------------FOLD AND DETACH HERE-------------------------------


1.  ELECTION OF DIRECTORS                                         2.   Proposal to amend the Company's 1994 Stock
                                                                       Option Plan to increase the number of shares
Phillip M. Drayer                  T. Peter Thomas                     available for issuance thereunder by 1,000,000
Donald Fowler                      Frank Gill                          shares.

FOR all nominees listed (except    WITHHOLD AUTHORITY to vote     3.   Proposal to ratify the appointment of
         as withheld)                 for nominees listed              PricewaterhouseCoopers LLP as independent
              [_]                             [_]                      accountants for the 1999 fiscal year.

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee's name below.)

Signature(s) __________________________      Dated ______________________,  1999

     (Signature(s) must be exactly as name(s) appear on this proxy.) (If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.)

                          TELCOM SEMICONDUCTOR, INC.

                             1994 STOCK OPTION PLAN

                        (as amended on January 27, 1999)

     1.  Purposes of the Plan.  The purposes of this Stock Option Plan are to
         --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under this Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------

         (a) "Administrator" means the Board or any of its Committees appointed
              -------------
pursuant to Section 4 of the Plan.

         (b) "Board" means the Board of Directors of the Company.
              -----

         (c) "Code" means the Internal Revenue Code of 1986, as amended.
              ----

         (d) "Committee"  means the Committee appointed by the Board of
              ---------
Directors in accordance with paragraph (a) of Section 4 of the Plan.

         (e) "Company" means TelCom Semiconductor, Inc., a Delaware corporation
              -------
(formerly named TelCom Universal, Inc.).

         (f) "Consultant" means any person who is engaged by the Company or any
              ----------
Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not. If and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

         (g)  "Continuous Status as an Employee" means the absence of any
               --------------------------------
interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

          (h) "Employee" means any person, including officers and directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (j) "Fair Market Value" means, as of any date, the value of the Stock
               -----------------
determined as follows:

              (i) If the Stock is listed on any established stock exchange or a national market system including, without limitation, the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Stock or;

              (iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (k) "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code.

          (l) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an Incentive Stock Option.

          (m) "Option" means a stock option granted pursuant to the Plan.
               ------

          (n) "Optioned Stock" means the Stock subject to an Option.
               --------------

          (o) "Optionee" means an Employee or Consultant who receives an Option.
               --------

          (p) "Parent" means a "parent corporation," whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (q) "Plan" means this 1994 Stock Option Plan.
               ----

          (r) "Share" means a share of the Stock, as adjusted in accordance with
               -----
Section 12 of the Plan.

          (s) "Stock" means the Common Stock of the Company;
               -----

         (t) "Subsidiary" means a "subsidiary corporation", whether now or
              ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.  Stock Subject to the Plan.  Subject to the provisions of Section 12 of
         -------------------------
the Plan, the maximum number of shares of Stock which may be optioned and sold under the Plan is 5,300,000 shares. The shares may be authorized, but unissued, or reacquired Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.  Administration of the Plan.
         --------------------------

         (a)  Procedure.
               ---------

              (i)   Administration With Respect to Directors and Officers.  With
                    -----------------------------------------------------
respect to grants of Options to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

              (ii)  Multiple Administrative Bodies. If permitted by Rule 16b-3,
                    ------------------------------
the Plan may be administered by different bodies with respect to directors, nondirector officers and Employees who are neither directors nor officers.

              (iii) Administration With Respect to Consultants and Other
                 -------------------------------------------------------
Employees. With respect to grants of Options to Employees or Consultants who are
---------
neither directors nor officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of the corporate and securities laws of California and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

         (b)  Powers of the Administrator.  Subject to the provisions of the
              ---------------------------
Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Stock, in accordance with Section 2(j) of the Plan;

              (ii) to select the officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

              (iii) to determine whether and to what extent Options are granted hereunder;

              (iv) to determine the number of shares of Stock to be covered by each such award granted hereunder;

              (v)    to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

              (vii) to determine whether and under what circumstances an Option may be bought-out for cash under subsection 9(f);

              (viii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

              (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Option shall have declined since the date the Option was granted.

         (c) Effect of Committee's Decision.  All decisions, determinations and
             ------------------------------
interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5.  Eligibility.
         -----------

          (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

          (e) The following limitations shall apply to grants of Options to
Employees:

              (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares.

              (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12 hereof.

              (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12 hereof, the canceled Option will be counted against the limit set forth in Section 5(e) hereof. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     6.  Term of Plan.  The Plan shall become effective upon the earlier to
         ------------
occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect until February 9, 2004, unless sooner terminated under
Section 14 of the Plan.

     7.  Term of Option.  The term of each Option shall be the term stated in
         --------------
the Option Agreement; provided, however, that such term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.  Option Exercise Price and Consideration.
         ---------------------------------------

         (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option

                   (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                   (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other shares of the Company's capital stock which (x) in the case of shares of the Company's capital stock acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

     9.  Exercise of Option.
         ------------------

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option
             -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

             An Option shall be deemed to be exercised, and the Optionee deemed to be a shareholder of the shares being purchased upon exercise, when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan.

             Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Employment. In the event of termination of an
             -------------------------
Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, within thirty (30) days (or such longer period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c) Disability of Optionee.  Notwithstanding the provisions of Section
             ----------------------
9(b) above, in the event of termination of an Optionee's Consulting relationship or Continuous Status as an Employee as a result of his disability, Optionee may, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d) Death of Optionee.  In the event of the death of an Optionee, the
             -----------------
Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheri tance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (e) Rule 16b-3.  Options granted to persons subject to Section 16(b)
              ----------
of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f) Buyout Provisions.  The Administrator may at any time offer to buy
              -----------------
out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10.  Nontransferability of Options.  The Option may not be sold, pledged,
          -----------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Stock Withholding to Satisfy Withholding Tax Obligations.  At the
          --------------------------------------------------------
discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

          All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

          (c) all elections shall be subject to the consent or disapproval of the Administrator;

          (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the

Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12.  Adjustments Upon Changes in Capitalization or Merger. Subject to any
          ----------------------------------------------------
required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Option shall terminate.

     13.  Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination.  The Board may at any time amend,
              -------------------------
alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination.  Any such amendment or
              ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Agreements.  Options shall be evidenced by written agreements in such
          ----------
form as the Board shall approve from time to time.

     18.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     19.  Information to Optionees.  The Company shall provide to each Optionee,
          ------------------------
not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such Shares. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.